Crown Electrokinetics Film Division Announces Leadership Changes
LOS ANGELES, CA / ACCESSWIRE / July 2, 2024 / Crown Electrokinetics Corp. (NASDAQ:CRKN) ("Crown" or the "Company"), a prominent leader in smart glass technology and fiber optic network construction, today announced significant changes in its leadership team to bolster its capabilities further and accelerate to product launch.
Effective July 8, 2024, Tim Koch, who co-founded Crown Electrokinetics and has served as its Chief Technology Officer since 2015, will transition to the role of Chief Innovation Officer. As the new Chief Innovation Officer, Tim will focus on delivering electrokinetic film to the market and enhancing the company's product portfolio.
“We are excited to see Tim take on this new role. His leadership and technical expertise are invaluable as we strive to meet our clients' needs, deliver our electrokinetic film to market, and push the boundaries of what our technology can achieve," said Sheldon Davis, President.
Robert Vandal will assume the position of Chief Technology Officer starting July 8, 2024. With over three decades of experience in product development, process development, and manufacturing operations, Vandal has spearheaded pivotal advancements in the glass industry. He recently served as the Senior Director of R&D at Guardian Glass LLC, contributing significantly to key developments such as tempered vacuum insulating glass. His leadership has led to numerous successful global product launches across various areas of the glass industry. His extensive expertise will be instrumental in advancing our Dynamic Tint™ technology to market, developing our manufacturing capability, and accelerating the launch of Crown Smart Inserts.
"I am thrilled to welcome Rob to our team," remarked Tim Koch. "His leadership and knowledge will undoubtedly accelerate the delivery of our products to market. Rob's expertise will be crucial as we continue to build on our recent successes. We expect he will play a pivotal role in ensuring our offering not only meets but exceeds the expectations of our customers."
"I am incredibly excited to join Crown Electrokinetics at such a pivotal moment. The opportunity to bring innovations such as Dynamic Tint™ technology to market is exciting. I look forward to leveraging my experience to help propel Crown towards achieving future value-creating milestones.”
Francois Prouhet is set to join as the Director of Business Development on July 8, 2024. In this role, Prouhet will utilize his experience to develop Crown’s go-to-market strategy, establish business partnerships, and provide support for day-to-day execution. He has previously held positions at Guardian Industries and Cars.com, where he gained expertise in decision support analytics, financial modeling, and developing go-to-market strategies.

Sheldon Davis added, “Having Francois and Rob on our team marks a significant step. Their diverse experience and mindsets are crucial as we accelerate our development and product launch.”
In connection with new appointments and pursuant to the agreed-upon terms, Crown granted Mr. Vandal 6,667 RSU and Mr. Prouhet 2,334 RSU as an inducement equity award outside of Crown's 2022 Employee Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4). The vesting dates will be based on business milestones agreed to between employees and the Compensation Committee of the Board of Directors for Crown. These inducement awards were approved by Crown's Board of Directors (the "Board"), including a majority of the independent directors serving on the Board.
About Crown Electrokinetics
Crown is comprised of two divisions, Fiber Optics and Electrokinetics Film. The Electrokinetics Film division is a smart glass technology and the creator of our Smart Window Insert based on its patented electrokinetic film. Crown’s Fiber Optics division is a builder of underground fiber optic networks as well as other utility infrastructure projects.

Safe Harbor Statement:
Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.
This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Crown Electrokinetics Contact:
IR Email: info@crownek.com

SOURCE: Crown Electrokinetics